                     Tokheim Corporation and Subsidiaries
                       Exhibit (11) - Earnings Per Share
     For the twelve month periods ended November 30, 1998, 1997 and 1996.


Basic earnings per share is based on the weighted average number of common shares outstanding during each year presented. Dilutive earnings per share is based on the weighted average number of common shares outstanding and the assumed exercise of dilutive common stock equivalents from the exercise of certain options and warrants less the number of shares assumed to be repurchased using the average market price of the Company's common stock during the period using the treasury stock method.

The following table presents information necessary to calculate earnings per share for the twelve month periods ended November 30, 1998, 1997 and 1996.

                                                                                Basic
                                                            ----------------------------------------------
                                                                         Twelve Months Ended
                                                            ----------------------------------------------
                                                            November 30,     November 30,     November 30,
                                                                1998             1997             1996
                                                            ------------     ------------     ------------
Shares outstanding (in thousands):
   Weighted average outstanding.........................          11,371            8,042            7,939

Net earnings (loss).....................................    $    (27,668)    $      2,094           (2,009)
Preferred stock dividends...............................          (1,484)          (1,512)          (1,543)
                                                            ------------     ------------     ------------
Earnings (loss) applicable to common stock..............    $    (29,152)    $        582           (3,552)
                                                            ============      ===========     ============
Net earnings (loss) loss per common share...............    $      (2.56)    $       0.08            (0.45)
                                                            ============     ============     ============

                                                                               Diluted
                                                            ----------------------------------------------
                                                                         Twelve Months Ended
                                                            ----------------------------------------------
                                                            November 30,     November 30,     November 30,
                                                                1998             1997             1996
                                                            ------------     ------------     ------------
Shares outstanding (in thousands):
   Weighted average outstanding.........................          11,371            8,042            7,939
   Share equivalents....................................             639              177               68
   Weighted average conversion of preferred stock.......             765              786              800
                                                            ------------     ------------     ------------
   Adjusted outstanding.................................          12,775            9,005            8,807
                                                            ============     ============     ============

Net earnings (loss).....................................    $    (27,668)    $      2,094           (2,009)
Incremental RSP expense.................................          (1,484)          (1,512)          (1,543)
                                                            ------------     ------------     ------------
Earnings (loss) applicable to common stock..............    $    (29,152)    $        582           (3,552)
                                                            ============     ============     ============
Net earnings (loss) loss per common share...............    $      (2.28)    $       0.06            (0.40)
                                                            ============     ============     ============

For financial reporting purposes, the loss per common share, assuming dilution, is considered to be the same as basic since the effect of the common stock equivalents would be antidilutive.